                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Hancock Fabrics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (HANCOCK FABRICS LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 7, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hancock Fabrics, Inc., will be held at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company's headquarters), on Monday, June 7, 1999, at 10:00 a.m. (local time), or as soon thereafter as a quorum shall be present, for the following purposes:

      1. To elect two directors; and
      2. To consider and vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on April 15, 1999, will be entitled to vote at the meeting.

     Shareholders are cordially invited to attend the meeting.

     PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated: April 30, 1999

                                          By order of the Board of Directors,

                                          Ellen J. Kennedy
                                          Secretary

                                PROXY STATEMENT

                                       OF

                             HANCOCK FABRICS, INC.

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. and at any adjournment thereof. The meeting will be held on June 7, 1999, at 10:00 a.m. (local time) at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company's headquarters), for the purposes set forth in the preceding Notice of the Meeting dated April 30, 1999. This solicitation is made by the Company.

     Only shareholders of record at the close of business on April 15, 1999, will be entitled to vote at the meeting. On that date, the outstanding stock of the Company consisted of 19,129,597 shares of common stock.

     The mailing address of the principal executive offices of the Company is P.O. Box 2400, Tupelo, Mississippi 38803-2400. The approximate date on which this Proxy Statement, the accompanying form of proxy and the 1998 Annual Report are first sent to shareholders is April 30, 1999.

VOTING

     Each shareholder is entitled to one vote per share respecting each Board seat to be filled and on each other matter voted on at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the specifications it contains. Unless the accompanying form of proxy contains instructions to the contrary, it will be voted for the election of the nominees named below to serve until 2002 (see "ELECTION OF DIRECTORS") and in the discretion of the proxyholders upon such other matters as may properly come before the meeting.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

REVOCABILITY OF PROXIES

     A shareholder who executes a proxy may revoke it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the meeting, a written notice of revocation relating to the proxy,
(ii) duly executing a subsequent proxy bearing a later date relating to the same shares and delivering it to the Secretary at or before the meeting, or (iii) voting in person at the meeting. Any written notice revoking a proxy should be sent to Hancock Fabrics, Inc., P.O. Box 2400, Tupelo, Mississippi 38803-2400,
Attention: Secretary.

SOLICITATION

     The Company will bear the cost of soliciting these proxies. Brokers, nominees, fiduciaries and other custodians will be reimbursed for their reasonable expenses incurred in sending proxy material to principals and obtaining their instructions. The Company's transfer agent will assist the Company in its communications. In addition, directors, officers and employees may solicit proxies in person, by telephone or in writing.

     The following table provides information about the persons known to the Company to be the beneficial owners of more than 5% of any class of the Company's securities:

--------------------------------------------------------------------------------------------------------
                               NAME AND ADDRESS OF           NUMBER OF SHARES          PERCENT OF
      TITLE OF CLASS           BENEFICIAL OWNER(1)         BENEFICIALLY OWNED(1)        CLASS(2)
--------------------------------------------------------------------------------------------------------
       Common Stock        T. Rowe Price                         1,849,400               9.668%
                             Associates, Inc.
                           100 E. Pratt Street
                           Baltimore, MD 21202
--------------------------------------------------------------------------------------------------------
       Common Stock        Lincluden Management                  1,175,600               6.145%
                             Limited
                           1275 N. Service Rd. W.
                           Suite 607
                           Oakville, Ontario
                           L6M3G4
--------------------------------------------------------------------------------------------------------

        (1) Information concerning beneficial ownership and the number of shares beneficially owned is based on reports filed by the shareholders with the Securities and Exchange
            Commission.

        (2) As of April 15, 1999.

     The following table provides information, as of April 15, 1999, about the beneficial ownership of the Company's common stock by each of the Company's directors, named executive officers and all directors and executive officers as a group:

-----------------------------------------------------------------------
                                    AMOUNT AND NATURE
                                      OF BENEFICIAL      PERCENT OF
      NAME OF BENEFICIAL OWNER          OWNERSHIP          CLASS
-----------------------------------------------------------------------
    Larry G. Kirk                        335,893(1)        1.738%
-----------------------------------------------------------------------
    Jack W. Busby, Jr.                   295,580(1)        1.531%
-----------------------------------------------------------------------
    Bruce D. Smith                        87,396(1)         .456%
-----------------------------------------------------------------------
    Donna L. Weaver                       50,858            .266%
-----------------------------------------------------------------------
    Don L. Fruge                          19,277            .101%
-----------------------------------------------------------------------
    R. Randolph Devening                   2,852            .015%
-----------------------------------------------------------------------
    All Directors and Executive
    Officers as a Group                  791,856(1)        4.056%
-----------------------------------------------------------------------

                  (1) Includes 198,600, 170,800 and 23,000
                      shares with respect to which Mr. Kirk,
                      Mr. Busby and Mr. Smith, respectively,
                      have the right to acquire beneficial
                      ownership on or before June 14, 1999.

ITEM 1 -- ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors the Company would have if there were no vacancies (the "Whole Board"). The Whole Board has fixed that number at five. The directors have been classified, with respect to the time for which they severally hold office, into two classes of two each and one class of one. Two nominees will be elected to hold office until the annual meeting of shareholders in 2002 or until election and qualification of a successor. The shares represented by proxies will be voted for the election of the nominees named below, but if a nominee should be unable to serve, those shares will be voted for such replacement as the Board may designate. The Company has no reason to expect that either of the nominees will be unable to serve.

     The following table provides information about each nominee and each continuing director, including the business experience of each during at least the past five years:


-----------------------------------------------------------------------------------------------------
            NAME                                                                           DIRECTOR
           (AGE)                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE         SINCE
-----------------------------------------------------------------------------------------------------
NOMINEES TO SERVE UNTIL 2002
-----------------------------------------------------------------------------------------------------
  Jack W. Busby, Jr.                   President and Chief Operating Officer.                 1997
       (56)                            Formerly Executive Vice President
-----------------------------------------------------------------------------------------------------
  Donna L. Weaver                      Chairman of Weaver, Field & London, Inc.               1987
       (55)                            Investor Relations and Corporate Communications,
                                       San Francisco, California.
                                       Director of Ross Stores, Inc., Newark, California,
                                       and Crown Vantage, Inc., Oakland, California
-----------------------------------------------------------------------------------------------------

  DIRECTORS TO SERVE UNTIL 2000
-----------------------------------------------------------------------------------------------------
  Don L. Fruge                         Chief Executive Officer and President, University      1987
       (53)                            of Mississippi Foundation, and Professor of Law,
                                       University of Mississippi, University,
                                       Mississippi, and Attorney at Law, Oxford,
                                       Mississippi.
                                       Formerly Vice Chancellor for University Affairs,
                                       University of Mississippi, University, Mississippi
-----------------------------------------------------------------------------------------------------
  Larry G. Kirk                        Chairman and Chief Executive Officer.                  1990
       (52)                            Formerly President and Chief Financial Officer.
                                       Director of BancorpSouth Bank, Tupelo, Mississippi
-----------------------------------------------------------------------------------------------------

  DIRECTOR TO SERVE UNTIL 2001
-----------------------------------------------------------------------------------------------------
  R. Randolph Devening                 Chairman of the Board, Chief Executive Officer and     1995
       (57)                            President, Foodbrands America, Inc., Oklahoma
                                       City, Oklahoma.
                                       Formerly Vice Chairman and Chief Financial
                                       Officer,
                                       Fleming Companies, Inc., Oklahoma City, Oklahoma
-----------------------------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors, which met twice during the Company's latest fiscal year, is charged with recommending the engaging of the Company's independent accountants, reviewing their reports, authorizing their services and fees, reviewing their independence, reviewing the Company's procedures for internal auditing and the adequacy of its system of internal accounting controls, and reporting to the Board with respect thereto. The Audit Committee is composed of Don L. Fruge (Chair), R. Randolph Devening and Donna L. Weaver.

     The Management Review and Compensation Committee of the Board of Directors, which met eight times during the Company's latest fiscal year, is charged with determining the base salaries of all executive officers of the Company, administering the Retirement Plans, Stock Option Plans, Restricted Stock Plans, Extra Compensation Plan, Officer Incentive Compensation Plan and the 1997 Bonus Plan for Store Management, and making recommendations to the Board respecting policies of the Board dealing with such Plans. The Management Review and Compensation Committee is composed of Donna L. Weaver (Chair), R. Randolph Devening and Don L. Fruge.

     When the Board is not in session, the Executive Committee of the Board may exercise the powers vested in the Board (except certain enumerated major powers such as the power to declare dividends, amend the By-Laws and fill vacancies on the Board and certain powers reserved to the Board under Delaware law). In practice, the function of the Executive Committee is to act on matters arising between Board meetings that have special time value but do not appear to warrant a special Board meeting. The Executive Committee is composed of Larry G. Kirk (Chair), Jack W. Busby, Jr., and Don L. Fruge. The Executive Committee did not meet during the Company's latest fiscal year.

     The Board met four times during the Company's latest fiscal year. All of the directors attended at least 75% of the meetings of the Board and of all committees on which he or she served.

BOARD COMPENSATION COMMITTEE REPORT

     The Management Review and Compensation Committee of the Board of Directors (the "Committee") is composed of the three independent nonemployee directors. The Committee considers the performance of the executive officers, determines their salaries, administers the cash incentive compensation plans and is responsible for granting stock options and awarding restricted stock under the provisions of the respective plans.

COMPENSATION POLICIES

     The goals of the Company's compensation program are to align compensation with business performance and the interest of shareholders, and to enable the Company to attract, motivate and retain management that can contribute to the Company's long-term success. Therefore, the executive compensation program includes base salary, annual incentive cash bonus (the Extra Compensation Plan or the Officer Incentive Compensation Plan) and long-term incentives in the form of stock options and restricted stock. The Chief Executive Officer's compensation is determined in the same manner as that of the other corporate officers.

SECTION 162(M) OF THE INTERNAL REVENUE CODE -- DEDUCTIBILITY LIMITATION

     Section 162(m) of the Internal Revenue Code of 1986 imposes a limit, with certain exceptions, on the amount that a publicly-held corporation may deduct for federal income tax purposes in any year for the compensation paid or accrued with respect to its executive officers. It is the Committee's policy to seek to preserve the tax deductibility of all executive compensation under Section 162(m) to the extent consistent with the overall objectives of the executive compensation program in attracting, motivating and retaining its executives. The Committee believes that it is unlikely that Section 162(m) will affect the deductibility of the executive compensation of any of the executive officers in the Company's current fiscal year.

BASE SALARY

     The Committee annually reviews the base salaries of the Chief Executive Officer and the other executive officers and members of corporate management. When reviewing base salary and possible adjustments to base salary, the Committee subjectively considers individual performance, Company performance (which is not defined as any specific financial measure or measures), the expected impact of long-term decisions, employee retention, changes in level of responsibility and economic conditions in the retail fabric industry. In determining the adjustments made in 1998 to the base salaries of the executive officers, including the Chief Executive Officer, the Committee considered all of the above criteria.

INCENTIVE COMPENSATION

     The Committee believes that executive compensation should be linked to business performance. In order to link annual cash compensation to Company performance, the Committee awards bonuses to the executive officers based on the Company's operating earnings before interest and taxes. The Extra Compensation Plan provides bonuses for all eligible participants based on the change in the Company's operating earnings. The Officer Incentive Compensation Plan provides for bonuses based on a percentage of an officer's base salary if operating earnings reach a predetermined level of improvement. No payments were made to any officer for 1998 under the Officer Incentive Compensation Plan. If the Company's operating earnings reach the minimum level required to provide for officers to be paid under the Officer Incentive Compensation Plan, officer participation in the Extra Compensation Plan is capped.

     The methodology used in calculating bonuses for 1998 was the same for all eligible employees. The aggregate bonus payments to executive officers for fiscal year 1998, including the Chief Executive Officer (whose compensation is discussed below), declined from fiscal year 1997 due to the decrease in operating earnings compared to the prior year.

LONG-TERM INCENTIVES

     To more closely align the interest of the Company's shareholders and the executive officers, and to focus management's attention on long-term strategic objectives which will enhance shareholder value, the Committee grants stock options and awards restricted stock. All grants and awards contain vesting provisions of one to five years to encourage continued employment with the Company and continued attention to long-term objectives and share appreciation. The exercise price for the stock options granted is equal to the fair market value of the underlying stock on the date of grant. Currently, all of the options outstanding are exercisable at prices above the market price. Therefore, the ultimate value of these equity incentives to the executive officers and other recipients is directly related to the market value of the common stock and to the common stock dividend yield. The Committee has established a policy which generally grants stock options and awards restricted stock annually to the executive officers in amounts based on the recipient's level of responsibility.

     Based on these Committee guidelines, the Chief Executive Officer and other executive officers received stock option grants and restricted stock awards as detailed in the summary compensation table (see the SUMMARY COMPENSATION TABLE).

COMPANY PERFORMANCE AND COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's base salary, incentive compensation and long-term incentives in the form of stock options and restricted stock were determined in the same manner as the compensation of the other executive officers and members of corporate management. The Chief Executive Officer's bonus for fiscal year 1998, based on the Company's operating earnings before interest and taxes, was $54,627. During the latest fiscal year, Mr. Kirk was granted options for 30,000 shares. Mr. Kirk was also awarded 16,600 shares of restricted stock.

                                          Management Review and
                                            Compensation Committee

                                          Donna L. Weaver, Chair
                                          R. Randolph Devening
                                          Don L. Fruge

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the Company's other executive officers (determined as of the end of the latest fiscal year) for the fiscal years ended January 31, 1999, February 1, 1998, and February 2, 1997.

                           SUMMARY COMPENSATION TABLE


---------------------------------------------------------------------------------------------------
                                                         ANNUAL
                                                      COMPENSATION        LONG-TERM COMPENSATION
---------------------------------------------------------------------------------------------------
                                                                       RESTRICTED     SECURITIES
                                                                         STOCK        UNDERLYING
                                                    SALARY    BONUS    AWARDS(1)    OPTIONS/SARS(2)
       NAME AND PRINCIPAL POSITION           YEAR     ($)      ($)        ($)             (#)
---------------------------------------------------------------------------------------------------
  Larry G. Kirk                              1998   240,769   54,627    249,000         30,000
     Chairman of the Board and               1997   228,808   87,225    151,500         60,000
     Chief Executive Officer                 1996   198,961   82,225     91,438         50,000
---------------------------------------------------------------------------------------------------
  Jack W. Busby, Jr.                         1998   187,500   40,970    153,000         20,000
     President and                           1997   177,962   65,418    113,625         40,000
     Chief Operating Officer                 1996   168,193   61,668     91,438         30,000
---------------------------------------------------------------------------------------------------
  Bruce D. Smith                             1998   126,346   21,850     78,000          6,000
     Senior Vice President,                  1997   117,115   34,889    378,750         12,000
     Chief Financial Officer and             1996    28,750    6,250          0         20,000
       Treasurer(3)
---------------------------------------------------------------------------------------------------

(1) Restricted stock awards generally vest five years and one day following the date of award. The award made to Mr. Smith in 1997 will vest as to 20% of the shares awarded in one year and one day from the date of award and as to 20% of the shares on each anniversary of the vesting date. Prior to vesting, restricted shares are not negotiable or otherwise transferable and are subject to forfeiture if employment terminates. Dividends are paid on shares subject to restrictions. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS" for a description of circumstances under which the vesting schedule may be accelerated.

    As of the end of the latest fiscal year (specifically, January 29, 1999, the last trading day prior to fiscal year end), the executive officers held the following number of shares subject to restrictions, with the following market values: Mr. Kirk, 53,500 shares, $424,656; Mr. Busby, 45,900 shares, $364,331; and Mr. Smith, 29,200 shares, $231,775.

(2) The Company does not grant stock appreciation rights ("SARs").

(3) Mr. Smith joined the Company on November 4, 1996, and information in the table and throughout this statement is included for only that portion of the year commencing on that date.

STOCK OPTIONS

     The following table contains information about the grant of stock options during the Company's latest fiscal year to the executive officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED ANNUAL
                                                                                                   RATES OF STOCK
                                                                                                 PRICE APPRECIATION
                                                                                                FOR THE OPTION TERM
                               INDIVIDUAL GRANTS(1)                                                  (10 YEARS)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                 5%                    10%
                                                                                    --------------------------------------------
                                             % OF
                                             TOTAL
                                # OF        OPTIONS
                             SECURITIES     GRANTED
                             UNDERLYING       TO
                            OPTIONS/SARS   EMPLOYEES   EXERCISE OR
                             GRANTED(2)    IN FISCAL   BASE PRICE     EXPIRATION     STOCK PRICE                   STOCK PRICE
           NAME                 (#)          YEAR      (PER SHARE)       DATE       (PER SHARE)(3)     GAIN(4)    (PER SHARE)(3)
--------------------------------------------------------------------------------------------------------------------------------
  Larry G. Kirk                30,000        7.04        $12.625     June 11, 2008      $20.57        $238,194        $32.75
--------------------------------------------------------------------------------------------------------------------------------
  Jack W. Busby, Jr.           20,000        4.69         12.625     June 11, 2008       20.57         158,796         32.75
--------------------------------------------------------------------------------------------------------------------------------
  Bruce D. Smith                6,000        1.41         12.625     June 11, 2008       20.57         47,639          32.75
--------------------------------------------------------------------------------------------------------------------------------


                                10%
----------------------------------------------------


           NAME               GAIN(4)
-----------------------------------------------------
  Larry G. Kirk              $603,630
-----------------------------------------------------
  Jack W. Busby, Jr.          402,420
-----------------------------------------------------
  Bruce D. Smith              120,726
-----------------------------------------------------

(1) All options shown here were granted under the Company's 1996 Stock Option Plan.

(2) All options shown here as granted to Mr. Kirk, Mr. Busby and Mr. Smith were granted on June 11, 1998 (the "Grant Date"), and become exercisable as to 50% of the shares subject to the options one year and one day following the Grant Date and as to the remaining shares two years and one day following the Grant Date. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS" for a description of circumstances under which the vesting schedule may be accelerated. The Company does not grant SARs.

(3) The stock price (per share) is computed based on 10 years of appreciation in the option exercise price, $12.625, at a 5% annual rate ($20.57) and a 10% annual rate ($32.75), as prescribed by the Securities and Exchange Commission rules.

(4) No gain to the optionee is possible without an increase in the stock price, which will benefit all shareholders.

OPTION EXERCISES AND HOLDINGS

     The following table provides information, with respect to the executive officers, concerning the exercise of options during the latest fiscal year and unexercised options held as of the end of the latest fiscal year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

------------------------------------------------------------------------------------------------------------------------------
                                                                  NUMBER OF SECURITIES
                                             VALUE REALIZED      UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-MONEY
                                            (MARKET PRICE AT   OPTIONS AT FISCAL YEAR-END       OPTIONS AT FISCAL YEAR-END
                          SHARES ACQUIRED    EXERCISE LESS                 (#)                              ($)
                            ON EXERCISE     EXERCISE PRICE)  -----------------------------------------------------------------
          NAME                  (#)               ($)          EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------
  Larry G. Kirk                    0                  0          153,600         60,000             $0               $0
------------------------------------------------------------------------------------------------------------------------------
  Jack W. Busby, Jr.          10,000             83,125          140,800         40,000              0                0
------------------------------------------------------------------------------------------------------------------------------
  Bruce D. Smith                   0                  0           14,000         24,000              0                0
------------------------------------------------------------------------------------------------------------------------------

PENSION PLANS

     The Company maintains a noncontributory retirement program under which retirement benefits are provided by a qualified defined benefit pension plan supplemented by a nonqualified unfunded plan affording certain benefits that cannot be provided by the qualified plan. In this description, the qualified and nonqualified plans are treated as one "Plan." Each of the continuing named executive officers participates in the Plan.

     For each year of credited service, a Plan participant accrues a retirement benefit calculated under a formula based on covered compensation for that year. Covered compensation is defined in the Plan documents. It includes, generally, all wages, salary and bonus actually received, plus contributions that the participant elects to be made on his or her behalf pursuant to a "cafeteria plan" (under Internal Revenue Code section 125) or to a "qualified cash or deferred arrangement" (under Internal Revenue Code section 401(k)).

     Under the Plan formula applicable to the executive officers, the annual retirement benefit payable at normal retirement age (age 65) as a straight life annuity is the sum of: (1) for years of credited service through 1992, 1.00% of average annual compensation during the five years ending December 31, 1992, multiplied by years of credited service through 1992, plus 0.33% of such average annual compensation in excess of $50,640 multiplied by years of credited service through 1992 up to a maximum of 30 years, and (2) for each year of credited service following 1992, 1% of annual compensation for that year, plus (for years of credited service up to a maximum of 30 years) 0.33% of such annual compensation in excess of the Social Security maximum wage base for that year.

     If Mr. Kirk, Mr. Busby and Mr. Smith continue in their present positions the estimated annual retirement benefit payable to them under the Plan upon the normal retirement age of 65 in the form of a straight life annuity would be $92,490, $85,346 and $49,141, respectively. These estimates are computed using, for all future years of credited service, the compensation levels in effect for calendar year 1998 (the most recent Plan year) and the Social Security maximum wage base in effect for calendar year 1999.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into deferred compensation agreements (the "Deferred Agreements") with each of the continuing executive officers to ensure that their services remain available to the Company and that they not be attracted by other employers seeking their services. Under the Deferred Agreement with Mr. Kirk (the "Kirk Deferred Agreement"), the right to payment is conditioned on Mr. Kirk's full-time employment until age 55 or earlier death, his availability as a consultant to the Company and his not engaging in activities competitive with the business of the Company. Provided such conditions are satisfied, payments of $50,000 a year for 15 years will begin upon cessation of his employment. Upon his death, the payments may be made to a designated beneficiary. If neither a change of control of the Company has occurred nor Mr. Kirk's right to payments under the Kirk Deferred Agreement has vested, Mr. Kirk may elect that, upon such occurrence and vesting, he (or, in certain cases, his designated beneficiary) will receive in a cash lump sum the present value of all payments that would become payable, regardless of the fact that the Kirk Deferred Agreement provides for payment at some later date or requires some future performance. If a change of control of the Company occurs and the right to payments under the Kirk Deferred Agreement either is or becomes vested, as explained below (and if Mr. Kirk has not elected to receive a lump sum payment as described in the preceding sentence), the Company is required to establish an irrevocable letter of credit in an amount equal to the largest sum of all payments to be paid under the Kirk Deferred Agreement, to serve as security for those payments. Unless the letter of credit is established and renewed on a timely basis, Mr. Kirk (or, in certain cases, his designated beneficiary) will then receive in a cash lump sum the total of those payments, regardless of the fact that the Kirk Deferred Agreement provides for payment at some later date or requires some future performance. The Deferred Agreements with Mr. Busby and Mr. Smith are substantially similar to the Kirk Deferred Agreement except that (i) employment for Mr. Busby and Mr. Smith is required until age 60 and (ii) the annual payments for the 15-year period are $40,000 for Mr. Busby and $25,000 for Mr. Smith.

     The Company has entered into contingent severance arrangements with each of the continuing executive officers (collectively the "Severance Agreements"). Each Severance Agreement is effective until May 4, 2002, and provides that, if during the three years following a change of control of the Company (as defined in the Severance Agreement), the employment of the individual is terminated by the employer other than for cause, disability or death or the individual terminates employment for good reason (as defined in the Severance Agreement), the individual will receive a lump sum payment equal to the sum of (i) the individual's annual base salary through the termination date (to the extent not yet paid) and (ii) two times (except that the Severance Agreement with Mr. Smith provides that the multiplier is one rather than two) the sum of (a) the individual's annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) the highest bonus paid or payable to the individual within the five years preceding the change of control. The individual is also entitled to a continuation of health and insurance benefits for two years and to certain supplemental retirement benefits in respect of that continuation period (except that the Severance Agreement with Mr. Smith provides a continuation period of one rather than two years). The Severance Agreements further provide, in the event that the individual is entitled to payment thereunder, that he will be deemed to have satisfied the service requirement under his Deferred Agreement. The Severance Agreements with Mr. Kirk and Mr. Busby also provide that if the individual remains in the employ of the Company for the 12-month period following the change of control and voluntarily terminates employment for any reason (other than for good reason, in which case the formula set out above will be applicable) during the 30-day period following that 12-month period, he will receive a lump sum payment equal to the sum of (i) his annual base salary through the termination date (to the extent not yet paid) and (ii) the sum of (a) his annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) the highest bonus paid or payable to him within the five years preceding the change of control; and he will be entitled to a continuation of health and insurance benefits for one year and to certain supplemental retirement benefits in respect of that continuation period. The Severance Agreements also provide that if any tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any comparable provision (a "Penalty Tax") is imposed on any payment made or benefit provided to the individual, then the amount of such payment or benefit will be increased to the extent necessary to compensate the individual fully for the imposition of such Penalty Tax.

     The Company has entered into Agreements to Secure Certain Contingent Payments with each of the continuing executive officers (the "Contingent Agreements"). Upon a change of control of the Company, the Contingent Agreements require the Company to establish an irrevocable letter of credit in favor of such individuals securing certain benefits payable under the Severance Agreements and any lump sum payment elected under the Deferred Agreements. The amount of the letters of credit will be calculated initially and recalculated quarterly by an independent accounting firm. Failure to establish and renew the letters of credit prior to expiration will cause the amounts intended to be secured by the letters of credit to become immediately payable to the individuals.

     With respect to the Company's 1987 and 1996 Stock Option Plans, upon a change of control of the Company (as defined in the plans), options become fully exercisable and, with certain exceptions, remain exercisable by the optionee, including each of the executive officers, for a period of 90 days following termination of the optionee's employment if such termination occurs within one year of the change of control. See footnotes to the SUMMARY COMPENSATION TABLE and the table OPTION/SAR GRANTS IN LAST FISCAL YEAR.

     With respect to the Company's 1989 Restricted Stock and 1995 Restricted Stock Plans, restrictions on stock awarded under the plans, including stock awarded to executive officers, lapse upon the occurrence of certain events related to a change of control of the Company (as defined in the plans) and the stock is not thereafter forfeitable. See footnotes to the SUMMARY COMPENSATION TABLE.

     With respect to the Company's noncontributory retirement program, under certain circumstances related to a change of control of the Company (as defined in the program documents), part of the benefit to a participant will be paid in a lump sum. See "PENSION PLANS."

COMPENSATION OF DIRECTORS

     Each nonemployee director receives quarterly fees of $12,000 with no additional fees for meetings attended or chaired. Under the 1991 Stock Compensation Plan for Nonemployee Directors, each eligible director may elect annually to defer receipt of his or her annual compensation for services rendered as a director, later receiving it in the form of shares of the Company's common stock, subject to certain restrictions. All nonemployee directors have elected to receive 50% of their compensation in shares of the Company's stock and 50% in cash. Directors who are employees of the Company receive no fees.

STOCK PRICE PERFORMANCE GRAPH

     The following graph sets forth the Company's cumulative total shareholder return (assuming reinvestment of dividends) as compared to the S&P 500 and a peer group consisting of Jo-Ann Stores, Inc. ("JAS.A") and Rag Shops, Inc. ("RAGS") for all five years shown, together with House of Fabrics, Inc. ("HFAB") for only the first two years shown. The graph assumes $100 invested on January 31, 1994.

     Note: The historical stock price performance shown on the graph below is not necessarily indicative of future price performance.

               Measurement Period                     Hancock
             (Fiscal Year Covered)                 Fabrics, Inc.       Peer Group         S&P 500
1994                                                           100               100               100
1995                                                           113                81               100
1996                                                           109               156               137
1997                                                           149               195               176
1998                                                           185               294               223
1999                                                            96                88               290

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     If a shareholder desires to present a proposal at next year's annual meeting of shareholders and to have that proposal included in the proxy statement and proxy for that meeting, that proposal must be received by the Company at its principal executive offices by December 24, 1999.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons, the Company believes that during its latest fiscal year, all filing requirements applicable to its directors and executive officers were met with the following exception. One report, covering the exercise of a stock option and sale of the resultant shares by Mr. Busby, was inadvertently filed nine days late.

                                 OTHER MATTERS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the independent accountants of the Company for the current fiscal year. At the Annual Meeting of Shareholders, representatives of PricewaterhouseCoopers LLP will be present, may make statements if they desire to do so and will be available to respond to appropriate questions. The Board is not aware that any matters not specified above will be presented at the meeting. If other business should properly come before the meeting, the persons named in the proxy will vote thereon in their discretion to the extent that authority to do so is granted in the proxy.

     PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors,

                                          Ellen J. Kennedy
                                          Secretary

                             HANCOCK FABRICS, INC.

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JUNE 7, 1999

   The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 30, 1999 and hereby appoints Larry D. Fair and Bruce D. Smith, with full power of substitution, the proxies of the undersigned to represent and vote the shares of the undersigned as indicated on this card at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. to be held on Monday, June 7, 1999 at 10:00 a.m. and at any adjournment thereof.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IT WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED.

   UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES LISTED, AND DISCRETIONARY AUTHORITY UNDER ITEM 2 WILL BE DEEMED TO HAVE BEEN GRANTED.

1. Election of directors to serve until 2002. A VOTE FOR BOTH NOMINEES, JACK W. BUSBY, JR. AND DONNA L. WEAVER, IS RECOMMENDED BY THE BOARD OF DIRECTORS.

        FOR [ ] both nominees                            [ ] WITHHOLD VOTE
           (except as indicated
           to the contrary below)

  (To withhold vote for an individual nominee, write that nominee's name in the following space:____________________________)

2. The proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Meeting and any adjournment thereof. A VOTE TO GRANT AUTHORITY IS RECOMMENDED BY THE BOARD OF DIRECTORS.

    AUTHORITY GRANTED [ ]                 AUTHORITY WITHHELD [ ]

                  Continued and to be signed on reverse side.

   UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES LISTED, AND DISCRETIONARY AUTHORITY UNDER ITEM 2 WILL BE DEEMED TO HAVE BEEN GRANTED.

                                                  Signature(s) should correspond
                                                  exactly with the name(s) in
                                                  which your certificate is
                                                  issued. Executors,
                                                  conservators, trustees, etc.,
                                                  should so indicate when
                                                  signing.

                                                  ------------------------------

                                                  ------------------------------

                                                  Date                    , 1999
                                                      --------------------
                                                  PLEASE DATE AND SIGN YOUR
                                                  PROXY AND RETURN PROMPTLY IN
                                                  THE ACCOMPANYING ENVELOPE.